UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 4, 2003
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                                 BIOFIELD CORP.
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                 (Name of Small Business issuer in its charter)

          Delaware                        000-27848            13-3703450
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(State or other jurisdiction of     (Commission file No.)     (IRS Employer
incorporation or organization)                              Identification No.)



                1025 Nine North Drive, Alpharetta, Georgia 30004
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           (Address of principal executive offices including zip code)

                                 (770) 740-8180
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                             (Registrant's telephone
                           number including area code)

                                 not applicable
                             ----------------------
                             (Former name or former
                     address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 4, 2003, Biofield Corp. (the "Company") signed a private placement subscription agreement with Capital Growth Equity Fund I LLC and received an aggregate of $300,000. The financing, which was the initial tranche of a proposed $1 million placement, involved the issuance of six Units, each Unit consisting of (i) the Company's $50,000 promissory note bearing 12% per annum interest, and (ii) 250,000 unregistered shares of the Company's common stock, $0.001 par value per share. If the notes are not paid by December 31, 2004, (i) the notes become due on demand, (ii) the Company is obligated to issue an additional 125,000 unregistered shares of its common stock for each $50,000 principal amount of unpaid notes, and (iii) the notes thereafter bear interest at 1.5% per month. Capital Growth Equity Fund I LLC has the right to exchange the notes, at a 25% discount, for the Company's equity securities in a future offering by the Company of its equity securities. The proceeds of the initial tranche of the placement are being used to complete the Company's proposed submission to the U.S. Food and Drug Administration ("FDA") for its Biofield Diagnostic Device and to permit the Company to sustain minimal operations for approximately three months. If the FDA filing is not made within 180 days after December 4, 2003, the Company is required to issue an additional 25,000 shares of its unregistered common stock for each issued Unit, as well as an additional 25,000 shares of its unregistered common stock for each period of 30 days of delay thereafter. The Company is required to register with the Securities and Exchange Commission all unregistered shares of common stock issued in connection with the placement, at the Company's expense, within 60 days of the final closing of all Units sold in the placement and, if such registration is not effected within 150 days of the final closing, the Company is required to issue an additional 25,000 shares of its unregistered common stock for each issued Unit, as well as an additional 25,000 shares of its unregistered common stock for each period of 30 days thereafter.

The placement is being made, on a best efforts basis, by CGF Securities, LLC, a registered broker-dealer, who is being paid for its services (i) 10% of the gross proceeds received from the sale of the Units, (ii) reimbursement for all of its reasonable expenses (including legal expenses) related to the Placement, and (iii) five-year cashless warrants to purchase 10% of the aggregate number of shares of common stock issued by the Company in connection with the placement. CGF Securities received a cash payment of $36,180 (including $6,180 for its expenses) in connection with the closing of the initial tranche of the placement. In addition, the Company has agreed to pay MRB Investor Relations, LLC a finders' fee for its introduction to CGF Services equal to 3% of the net proceeds received by the Company in the placement. The Company claims exemption from registration of the Units, and any subsequent issuances of its common stock in connection with the sale of the Units, in reliance upon Section 4(2) of The Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Act.

The Company is continuing in its efforts to raise the unsubscribed $700,000 portion of the placement by issuing additional Units under similar terms and conditions. In the event that the Company is successful in completing the entire placement, it would need to obtain still additional financing to enable it to sustain its operations after May 2004 and pay its currently outstanding payables. There can be no assurance that the Company will be able to complete the placement or that it will be completed on a timely basis or that the Company will be able to obtain the additional financing required thereafter.

EXHIBITS

   1.   Form of Convertible Promissory Note
   2.   Form of Subscription Agreement

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SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2003                  Biofield Corp.

                                          /s/ JOHN STEPHENS
                                          --------------------------------
                                          John Stephens
                                          Chief Operating Officer

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